Exhibit 99.1

News Release

Community Healthcare Trust Announces Executive Retirement

FRANKLIN, Tenn., November 30, 2020 / PRNewswire / -- Community Healthcare Trust Incorporated (NYSE: CHCT) (the "Company") announced today that W. Page Barnes, Executive Vice President and Chief Operating Officer, has communicated his intention to step down from his role as Executive Vice President and Chief Operating Officer effective December 31, 2020.

Mr. Barnes will transition to a part-time role with the Company, assisting with tenant relations and business development matters. Mr. Barnes was a founding executive of the Company, joining in November 2013. He undertook the role of Executive Vice President and Chief Financial Officer in May 2015 at the time of our IPO, a position he held until assuming his most recent role as Chief Operating Officer in 2019.

“Page has been a true source of leadership over the past 7 years. During his tenure at the Company, Page helped lead the Company from a start-up company with a two-thousand-dollar balance sheet in 2015 to over a $1.3 billion enterprise value in 2020. He will be sorely missed in his current position, but we are thankful for the time and energy he has devoted to elevating the Company to what it is today and look forward to continuing to work with him in his new role,” said Timothy Wallace, Chairman of the Board, President and Chief Executive Officer.

“I have worked closely with the CHCT team for many years and have complete confidence in their leadership abilities as the company navigates through these uncertain times. I look forward to continuing to partner with them through the transition,” said Mr. Barnes.

About Community Healthcare Trust Incorporated

Community Healthcare Trust Incorporated is a real estate investment trust that focuses on owning income-producing real estate properties associated primarily with the delivery of outpatient healthcare services in our target sub-markets throughout the United States. The Company had investments of approximately $667.3 million in 131 real estate properties as of September 30, 2020, located in 33 states, totaling approximately 2.8 million square feet. Additional information regarding the Company, including this quarter's operations, can be found at www.chct.reit. Please contact the Company at 615-771-3052 to request a printed copy of this information.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "believes", "expects", "may", "should", "seeks", "approximately", "intends", "plans", "estimates", "anticipates" or other similar words or expressions, including the negative thereof. Forward looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Such forward-looking statements reflect management’s current beliefs and are based on information currently available to management. Because forward-looking statements relate to future events, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company's control. Thus, the Company’s actual results and financial condition may differ materially from those indicated in such forward-looking statements. Some factors that might cause such a difference include the following: general volatility of the capital markets and the market price of the Company's common stock, changes in the Company's business strategy, availability, terms and deployment of capital, the Company's ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all, changes in the real estate industry in general, interest rates or the general economy, adverse developments related to the healthcare industry, the degree and nature of the Company's competition, the ability to consummate acquisitions under contract, effects on global and national markets as well as businesses resulting from the COVID-19 pandemic, and the other factors described in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2019, in the Quarterly Report on Form 10-Q for the Quarter Ended March 31, 2020, and the Company's other filings with the Securities and Exchange Commission from time to time. Readers are therefore cautioned not to place undue reliance on the forward-looking statements contained herein which speak only as of the date hereof. The Company intends these forward-looking statements to speak only as of the time of this release and the Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future developments, or otherwise, except as may be required by law.